Exhibit i

MORGAN, LEWIS & BOCKIUS LLP

ONE FEDERAL STREET

BOSTON, MASSACHUSETTS 02110

June 14, 2018

Domini Investment Trust

180 Maiden Lane, Suite 1302

New York, New York 10038-4925

Ladies and Gentlemen:

We have acted as counsel to Domini Investment Trust, a Massachusetts business trust (the “Trust”) in connection with Post-Effective Amendment Number 61 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about June 14, 2018 (the “Registration Statement”), with respect to the issuance of Class Y shares (the “Shares”) of each of Domini Impact International Equity Fund and Domini Impact Bond Fund (each, a “Fund”), each a series of the Trust. You have requested that we deliver this opinion in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) A certificate of the Secretary of State of the Commonwealth of Massachusetts, dated as of a recent date, as to the existence of the Trust;

(b) Copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust’s Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the “Declaration”);

(c) A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Declaration, the Trust’s By-Laws (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares (the “Resolutions”); and

(d) A printer’s proof, received on June 14, 2018, of the Registration Statement.

June 14, 2018

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed for the purposes of this opinion that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We have also assumed for the purposes of this opinion that the Declaration, the By-Laws and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than the Massachusetts securities laws, as to which we express no opinion), to the extent such laws may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transactions. Further, we express no opinion as to any state or federal securities laws, including, as aforesaid, the Massachusetts securities laws. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Registration Statement, will be validly issued, fully paid and nonassessable, except that shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

June 14, 2018

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP